UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2017

Commission file number 001-36495

IHS MARKIT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-1166311
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4th Floor, Ropemaker Place,

25 Ropemaker Street

London, England

EC2Y 9LY

(Address of principal executive offices)

+44 20 7260 2000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

In connection with the offering of the Notes (as defined below), IHS Markit Ltd., a Bermuda exempted company (the “Company”), is disclosing under this Current Report on Form 8-K the information included in Exhibit 99.1, which is incorporated herein by reference.

The information, including unaudited combined financial data of the Company, some of which has not been previously reported, is excerpted from the Confidential Offering Memorandum, dated February 6, 2017, that is being circulated to investors in connection with the offering of the Notes described in Item 8.01 below. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy or otherwise acquire securities.

Item 8.01.	Other Events.

On February 6, 2017, the Company announced that it intends to offer, subject to market and other conditions, $500 million in aggregate principal amount of senior notes (the “Notes”) in a private placement transaction pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the net proceeds from the offering of the Notes for working capital and other general purposes, which initially will include repayment of indebtedness under its revolving credit facility and may in the future include share repurchases pursuant to its previously announced share repurchase authorization.

The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder. Pursuant to Rule 135c of the Securities Act, the Company is filing herewith the press release dated February 6, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Excerpts from the Confidential Offering Memorandum, dated February 6, 2017

99.2	Press Release dated February 6, 2017, announcing the proposed offering of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

February 6, 2017	By:	/s/ Todd S. Hyatt
		Name:	Todd S. Hyatt
		Title:	Executive Vice President and Chief Financial Officer